Exhibit 99.1

Change Healthcare Inc. Reports Fourth Quarter and Full Year Fiscal 2020 Financial Results

NASHVILLE, Tenn., Jun. 3, 2020— (BUSINESS WIRE) – Change Healthcare Inc. (Nasdaq: CHNG), a leading independent healthcare technology company, today reported financial results for Change Healthcare LLC (“Change Healthcare”) for the fourth quarter and fiscal year ended March 31, 2020.

“Change Healthcare delivered strong performance in our first year as a public company, achieving our desired financial and operational goals, executing on our transformation initiatives, and strengthening our platform for future growth. In fiscal 2020, we delivered underlying growth across all three segments, expanded margins, and delivered strong free cash flow.” said Neil de Crescenzo, president and chief executive officer.

“While the COVID-19 pandemic has created uncertainties in the near term, the core mission of our company to drive financial, administrative, and clinical efficiencies will be even more important to our customers going forward. I am proud of our team members who quickly adapted to the escalating pandemic and actively addressed the needs of our customers and partners. To further support our customers in this environment we advanced several new solutions including our Telehealth set of engagement solutions, our National Payments Connector solution to drive increased electronic payments, and our Virtual Front Desk solutions to enable touchless waiting rooms for providers. Despite the continuing uncertainty, we believe we remain well-positioned to drive growth and build shareholder value over the coming years.”

Adoption of the New Revenue Recognition Standard - ASC 606

Change Healthcare adopted the new revenue recognition accounting standard Accounting Standards Codification (“ASC”) 606 effective April 1, 2019 on a modified retrospective basis. Financial results for reporting periods during fiscal year 2020 are presented in compliance with the new revenue recognition standard. Historical financial results for reporting periods prior to fiscal year 2020 are presented in conformity with the prior revenue recognition standard, ASC 605. This press release includes additional information to reconcile the impacts of the adoption of the new revenue recognition standard on Change Healthcare’s financial results for the quarter and year ended March 31, 2020. This includes the presentation of financial results during fiscal year 2020 under ASC 605 for comparison to the prior-year period.

Fiscal 2020 Fourth Quarter Highlights for Change Healthcare LLC:

Financial Summary - ASC 606 (standard adopted effective April 1, 2019)

•	Total revenue of $843.4 million, including solutions revenue of $786.6 million

•	Net loss of $108.6 million, resulting in net loss of $0.34 per diluted unit[1]

•	Adjusted net income of $133.2 million, resulting in adjusted net income of $0.42 per diluted unit[1]

•	Adjusted EBITDA of $264.4 million

Financial Summary - ASC 605 (standard before April 1, 2019)

•	Total revenue of $854.0 million, including solutions revenue of $797.2 million

•	Net loss of $108.0 million, resulting in net loss of $0.34 per diluted unit[1]

•	Adjusted net income of $133.7 million, resulting in adjusted net income of $0.42 per diluted unit[1]

•	Adjusted EBITDA of $269.3 million

[1]

Common units of Change Healthcare LLC are equivalent to the number of outstanding common shares of Change Healthcare Inc. and, prior to McKesson’s March 2020 exit transaction, membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Financial Results—ASC 606 (standard adopted effective April 1, 2019)

•

Solutions revenue was $786.6 million. Fourth-quarter results were impacted by the adoption of the new accounting standard, ASC 606, which resulted in the recognition of certain revenue in the first quarter of the fiscal year that would have been recognized in the subsequent periods under the prior accounting rules. The fourth-quarter results reflect an unfavorable revenue impact of $10.6 million as compared with ASC 605.

•

Net loss was $108.6 million, resulting in net loss of $0.34 per diluted unit. Net loss was primarily impacted negatively due to recognition of a $164.6 million McKesson tax receivable agreement liability as a part of their disposition of their ownership interest in Change Healthcare and the ASC 606 revenue impact noted above. These impacts were partially offset favorably by an extended recognition period for commissions and certain implementation costs, decreasing expenses in the period by $5.8 million.

•	Adjusted net income was $133.2 million, resulting in adjusted net income of $0.42 per diluted unit.

•	Adjusted EBITDA was $264.4 million. Adjusted EBITDA as a percent of Solutions revenue for the fourth quarter of fiscal 2020 was 33.6%.

Financial Results - ASC 605 (standard before April 1, 2019)

•

Solutions revenue was $797.2 million, compared to $778.4 million for the fourth quarter of fiscal 2019. Total revenue for the current period, which includes Postage revenue, was $854.0 million, compared to $836.3 million in the same period of the prior fiscal year. Growth in our Network Solutions business was partially offset by the impact of planned contract eliminations in our Technology-Enabled Services business, the strategic assessment of Connected Analytics, and a $6.2 million impact from COVID-19.

•

Net loss was $108.0 million, resulting in net loss of $0.34 per diluted unit, compared with net income of $37.7 million or $0.15 per diluted unit, respectively, for the fourth quarter of fiscal 2019. The net loss was primarily driven by the recognition of a $164.6 million McKesson tax receivable agreement liability.

•

Adjusted net income was $133.7 million, resulting in adjusted net income of $0.42 per diluted unit, compared with adjusted net income of $125.8 million or $0.50 per diluted unit, respectively, for the fourth quarter of fiscal 2019. Net loss per unit and Adjusted net income per unit for the current period is based on 320 million units compared to 253 million units in the prior year period, increasing as a result of the initial public offering completed on July 1, 2019.

•

Adjusted EBITDA was $269.3 million, compared with $257.2 million for the fourth quarter of fiscal 2019. The favorable impact of productivity improvements and growth across our Software & Analytics and Network Solutions businesses was partially offset by planned contract eliminations in our Technology-Enabled Service business, and the above mentioned impact from COVID-19. Adjusted EBITDA as a percent of Solutions revenue for the fourth quarter of fiscal 2020 was 33.8%, compared with 33.0% for the fourth quarter of fiscal 2019.

Cash Flow and Balance Sheet Highlights for Change Healthcare LLC:

Net cash provided by operating activities was $593.3 million for the fiscal year ended March 31, 2020, an increase of 106.2% from $287.7 million for the fiscal year ended March 31, 2019. Free cash flow was $334.7 million for the year ended March 31, 2020, an increase of 721.8% from $40.7 million for the fiscal year ended March 31, 2019. Adjusted free cash flow was $481.5 million, an increase of $189.3 million year over year.

Net cash provided by operating activities, free cash flow, and adjusted free cash flow each is affected by pass-thru funds we receive from certain pharmaceutical industry participants in advance of our obligation to remit these funds to participating retail pharmacies. Such pass-thru funds were $21.7 million for the fiscal year ended March 31, 2020 and $3.0 million for the fiscal year ended March 31, 2019. The increase in cash flow from operations, free cash flow, and adjusted free cash flow in the current period primarily resulted from revenue growth and improved working capital driven by lower receivable balances and reduced integration capital expenditures.

Change Healthcare LLC ended the year with approximately $407.7 million of cash, cash equivalents, and restricted cash and approximately $5,117.9 million of total debt. During the quarter, Change Healthcare LLC also borrowed $250.0 million from its revolving credit facility to have access to additional liquidity in an uncertain macro environment. Subsequent to the quarter, the Company issued $325.0 million of 5.75% Senior Unsecured Notes due 2025 under the same terms as the existing $1,000.0 million Senior Notes.

Recent Business Highlights

•	Completed the acquisition of PDX, a company focused on delivering patient centric and innovative technologies for pharmacies and health systems for a purchase price of $208.0 million.

•

Completed the acquisition of eRx Network, a leading provider of comprehensive, innovative, and secure data-driven solutions for pharmacies, for a purchase price of $212.9 million plus cash on the balance sheet.

•	Completed the sale of Connected Analytics for total consideration of $55.0 million.

•

Launched COVID-19 Information Hub, an online source of technology, business, and informational resources from Change Healthcare, its partners, and third-party expert sources to give providers and payers guidance on how to maintain administrative, financial, and operational stability during the COVID-19 pandemic.

•	Completed McKesson Corporation’s disposition of its ownership interest in Change Healthcare. As a result, McKesson no longer owns any voting or economic interest in Change Healthcare.

•

Named as Software & Services Report Leader in the 2020 Best in KLAS awards. The awards reflect excellence in quality and customer service for technology solutions and services that help healthcare organizations achieve better outcomes.

•

Introduced Market Insights, a comprehensive analytic dataset that provides approved healthcare stakeholders unparalleled visibility into crucial utilization, population health, and financial trends that drive the U.S. healthcare system.

First Quarter Fiscal 2021 Guidance

Due to uncertainty around the duration of COVID-19, the Company will only be providing quarterly guidance. In addition, Change Healthcare Inc. was required to account for the McKesson exit as a business combination through which Change Healthcare Inc. obtained control of Change Healthcare LLC. As a result, the Change Healthcare Inc. balance sheet is now reflective of the fair value of assets and liabilities of Change Healthcare LLC. The impact of the fair value adjustments is included in our guidance.

For the first quarter of fiscal 2021, the Company expects Solutions revenue to be in the range of $595 million to $620 million, which includes a reduction of $55 million in revenue resulting from an adjustment of deferred revenue to fair value as described in our assumptions below, Adjusted EBITDA to be in the range of $160 million to $175 million and Adjusted EPS to be in the range of $0.14 - $0.18 per share.

The first quarter fiscal 2021 outlook is based on the following key assumptions and expectations and is also subject to risk factors such as those described in the Forward-Looking Statements below:

•

Reflects the Company’s current expectation that the largest impact from the COVID-19 pandemic will occur in the first quarter of the fiscal year with a gradual improvement throughout the remainder of the fiscal year as healthcare utilization trends improve.

•	Includes the impact of the sale of Connected Analytics and the acquisition of eRx Network as of May 1, 2020, and the acquisition of PDX as of June 1, 2020.

•	Assumes a revenue impact due to adjusting deferred revenue as part of fair value adjustments, which reduces revenue recognized by approximately $55 million with no impact on Adjusted EBITDA.

•

Interest expense of approximately $70 million, including the impact of $325 million in additional notes and the $250 million draw on the credit facility discussed above and assumes no additional debt paydown during the year. Includes approximately $4 million in non-cash, pre-tax interest expense for fair value adjustments related to the McKesson exit.

•	Depreciation and amortization[2] expense of approximately $140 million, including approximately $54 million from the impact of fair value adjustments related to the McKesson exit.

•	Includes up to $10 million of increased bad debt expense provision in the first quarter consistent with anticipated days sales outstanding increase

Supplemental Forward-Looking Information and Assumptions For Fiscal 2021

While the Company is not providing guidance for the full fiscal 2021 due to the uncertainty and rapidly evolving economic environment as a result of COVID-19, the Company has determined to provide the following supplemental expectations and assumptions that the Company has made regarding its fiscal 2021 results to provide further transparency to investors into the Company’s current beliefs regarding fiscal 2021, all of which are subject to change:

•	Free cash flow positive for the fiscal year; amount dependent on the speed of recovery.

[2]

Depreciation and amortization expense for the first quarter of fiscal 2021 includes an increase of approximately $77 million in amortization for intangible assets, offset by approximately $25 million for the fair value adjustment of capitalized software, as well as an increase of approximately $2 million of depreciation for fixed assets.

•	Capital expenditures of approximately 7% of Solutions Revenue excluding the impact of fair value adjustments for the fiscal year and excluding integration related capital expenditures.

•	Integration related expense for the fiscal year of approximately $80 million and Integration related capital expenditures of approximately $20 million.

•

Assumes a revenue impact due to adjusting deferred revenue as part of fair value adjustments related to the McKesson exit, which reduces revenue recognized in future periods by approximately $137 million, including an approximate $129 million reduction for the fiscal year, with no impact on adjusted EBITDA.

•

Interest expense in the range of $280 - $290 million, including the impact of $325 million in additional notes and the $250 million draw on the credit facility discussed above and assumes no additional debt paydown during the year. Includes approximately $14 million in non-cash, pre-tax interest expense for fair value adjustments related to the McKesson exit.

•	Includes approximately $215 million in additional depreciation and amortization[3] expense for fair value adjustments related to the McKesson exit

•	Adjusted effective tax rate of approximately 25% as a result of simplified corporate structure post McKesson exit.

•	Basic Shares Outstanding of 320.0 million.[4]

A reconciliation of the forward-looking first-quarter 2021 Adjusted EBITDA outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, Change Healthcare is unable to assess the probable significance of the unavailable information, which could have a material impact on its future financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Conference Call and Webcast Information

Change Healthcare will host a conference call on June 4, 2020, at 8:00 a.m. ET. Investors and other interested parties are invited to listen to the conference call by dialing 1-(877) 279-0788 in the U.S.; 1-(270) 215-9894 from abroad, including the conference ID number: 2987345; or via a live, audio webcast on the Company’s website at https://ir.changehealthcare.com/.

[3]

The additional amortization expense for fiscal 2021 is comprised of an increase of approximately $308 million for intangible assets, offset by approximately $100 million for the fair value adjustment of capitalized software, as well as an additional $7 million of depreciation for fixed assets.

[4]	Basic shares outstanding includes the impact of the minimum issuable shares attributable to the TEUs.

A webcast replay will be available for on-demand listening shortly after the completion of the call until the fourth-quarter fiscal 2021 earnings call, at the aforementioned URL. In addition, a digital audio playback will be available until 11:00 a.m. Eastern Time on Thursday, June 11, 2020, by dialing 1-(855) 859-2056 or 1-(404) 537-3406 and referencing confirmation 2987345.

About Change Healthcare

Change Healthcare (Nasdaq: CHNG) is a leading independent healthcare technology company that provides data and analytics-driven solutions to improve clinical, financial and patient engagement outcomes in the U.S. healthcare system. We are a key catalyst of a value-based healthcare system, accelerating the journey toward improved lives and healthier communities. Learn more at changehealthcare.com.

CHNG-IR

Contacts

Evan Smith, CFA

Investor Relations

404-338-2225

Evan.Smith@changehealthcare.com

Kerry Kelly

External Communications

339-236-2756

Kerry.Kelly@changehealthcare.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including, but not limited to, our first quarter fiscal 2021 guidance, the supplemental information and assumptions regarding fiscal 2021, the potential length and impact on COVID-19, and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” and the negatives of these words and other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, including, but not limited to, the uncertainty around the length and severity of the COVID-19 pandemic; the ongoing impact of the COVID-19 pandemic on our operations and financial results, on our customers and on national, state and local economies; and new risks that may arise due to responses to the pandemic by the government, our customers and us; and other factors disclosed in the Registration Statement on on Form S-4 (No. 333-236234) and the Annual Report on Form 10-K for the year ended March 31, 2020 in the section entitled “Risk Factors,” as such factors may be updated from time to time in our periodic filings with the SEC, and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this release. All forward-looking statements are based on information currently available to Change Healthcare and are qualified in their entirety by this cautionary statement. The statements herein speak only as of the date such statements were first made. Except to the extent required by law, Change Healthcare assumes no obligation to update any such forward-looking statements or other statements included in this release.

Non-GAAP Financial Measures

In the company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. We believe such measures provide supplemental information to investors with regard to our operating performance and assist investors’ ability to compare our financial results to those of other companies in the same industry. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements. These non-GAAP financial measures are calculated and presented on the basis of methodologies other than in accordance with GAAP. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP and may be defined and calculated differently by others in the same industry.

Change Healthcare Inc.

Consolidated Statements of Operations

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Revenue
Solutions revenue	$184,161	$—	$184,161	$—
Postage revenue	12,631	—	12,631	—

Total revenue	196,792	—	196,792	—
Operating expenses
Sales, marketing, general and administrative	37,389	971	39,893	1,159

Cost of operations (exclusive of depreciation and amortization below)	71,435	—	71,435	—
Research and development	11,559	—	11,559	—
Customer postage	12,631	—	12,631	—
Depreciation and amortization	30,838	—	30,838	—
Accretion and changes in estimate with related parties, net	(31,349)	—	15,823	—
Tax Receivable Agreement charges	164,633	—	164,633	—
Goodwill impairment charge	561,164	—	561,164	—

Total operating expenses	858,300	971	907,976	1,159

Operating income (loss)	(661,508)	(971)	(711,184)	(1,159)
Non-operating (income) expense
Loss from Equity Method Investment in the Joint Venture	276,216	4,682	380,713	70,487
(Gain) Loss on sale of interests in the Joint Venture	—	—	—	(661)
Management fee income	540	(190)	(1,108)	(378)
Interest expense, net	16,248	—	16,652	—
(Gain) loss on other investments	55,768	—	(15,881)	—
Other, net	(709)	—	(709)	—

Total non-operating (income) expense	348,063	4,492	379,667	69,448

Income (loss) before income tax provision (benefit)	(1,009,571)	(5,463)	(1,090,851)	(70,607)
Income tax provision (benefit)	(142,690)	(1,931)	(143,254)	(18,595)

Net income (loss)	$(866,881)	$(3,532)	$(947,597)	$(52,012)

Net income (loss) per share:
Basic and Diluted	$(1.64)	$(0.05)	$(6.92)	$(0.69)

Weighted average common shares outstanding:
Basic and Diluted	186,342,936	75,474,675	136,996,624	75,513,130

Change Healthcare Inc.

Consolidated Balance Sheets

(amounts in thousands, except share and per share amounts)

	March 31, 2020	March 31, 2019
Assets
Current assets:
Cash & cash equivalents	$410,405	$3,409
Accounts receivable, net of allowance for doubtful accounts	740,105	—
Contract assets	132,704	—
Due from Joint Venture	—	373
Prepaid expenses and other current assets	117,495	—
Income taxes receivable	472	1,781
Total current assets	1,401,181	5,563
Property and equipment, net	206,196	—
Goodwill	3,795,325	—
Intangible assets, net	4,365,806	—
Dividend receivable	—	81,264
Investment in the Joint Venture	—	1,211,996
Investment in business purchase option	146,500	—
Other noncurrent assets, net	192,372	—
Total assets	$10,107,380	$1,298,823

Liabilities
Current liabilities:
Accounts payable	$68,169	$—
Accrued expenses	390,294	176
Deferred revenues	302,313	—
Due to related parties, net	20,234	—
Current portion of long-term debt	278,779	—
Due to the Joint Venture	—	6,167
Total current liabilities	1,059,789	6,343
Long-term debt, excluding current portion	4,710,294	—
Deferred income tax liabilities	615,904	159,993
Tax receivable agreement obligations to related parties	177,826	—
Tax receivable agreement obligation	164,633	—
Other long-term liabilities	93,487	—
Total liabilities	6,821,933	166,336
Commitments and contingencies
Stockholders’ Equity
Common Stock (par value, $.001), 9,000,000,000 and 252,800,000 shares authorized and 303,428,142 and 75,474,654 shares issued and outstanding at March 31, 2020 and 2019, respectively	303	75
Class X common stock (par value, $.001), 0 and 1 share authorized and no shares issued and outstanding at March 2020 and 2019, respectively	—	—
Preferred stock (par value, $.001), 900,000,000 and 0 shares authorized and no shares issued and outstanding at March 31, 2020 and 2019, respectively	—	—
Additional paid-in capital	4,222,580	1,153,509
Accumulated other comprehensive income (loss)	(7,372)	(3,256)
Accumulated deficit	(930,064)	(17,841)
Total stockholders’ equity	3,285,447	1,132,487
Total liabilities and stockholders’ equity	$10,107,380	$1,298,823

Change Healthcare Inc.

Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Year Ended March 31, 2020	Year Ended March 31, 2019
Cash flows from operating activities:
Net income (loss)	$(947,597)	$(52,012)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss from Equity Method Investment in the Joint Venture	380,713	70,487
Depreciation and amortization	30,838	—
Accretion and changes in estimate, net	15,823	—
Tax receivable agreement charges	164,633	—
Equity compensation	1,701	—
Deferred income tax expense (benefit)	(143,822)	(18,595)
(Gain) Loss on Sale of Interests in the Joint Venture	—	(661)
(Gain) loss on other investments	(15,881)	—
Goodwill impairment charge	561,164	—
Amortization of debt discount and issuance costs	2,235	—
Other	(1,110)	—
Changes in operating assets and liabilities:
Accounts receivable	(21,211)	—
Prepaid expenses and other	(7,528)	—
Due from the Joint Venture	(2,516)	(72)
Income taxes receivable	1,309	14,047
Accounts payable	7,532	—
Accrued expenses and other liabilities	(195,207)	(125)
Deferred Revenue	11,304	—
Due to the Joint Venture	3,692	(9,661)

Net cash provided by (used in) operating activities	(153,928)	3,408

Cash flows from investing activities:
Proceeds from sale of interests in the Joint Venture	—	6,503
Capitalized expenditures	(13,002)	—
Acquisitions, net of cash acquired	330,667	—
Investment in debt and equity securities of the Joint Venture	(278,875)	—
Proceeds from investments in debt securities of the Joint Venture	7,332	—
Investment in the Joint Venture	(610,784)	—

Net cash provided by (used in) investing activities	(564,662)	6,503

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance costs	608,679	—
Proceeds from issuance of equity component of tangible equity units, net of issuance costs	232,929	—
Proceeds from issuance of debt component of tangible equity units	47,367	—
Payment of loan costs	(1,421)	—
Repayment of senior amortizing notes	(11,094)	—
Proceeds from draw on revolver	250,000	—
Payments to acquire common stock	—	(6,502)
Receipts (payments) on derivative instruments	(890)	—

Net cash provided by (used in) financing activities	1,125,570	(6,502)

Effect of exchange rate changes on cash and cash equivalents	16	—
Net increase (decrease) in cash, cash equivalents and restricted cash	406,996	3,409
Cash, cash equivalents and restricted cash at beginning of period	3,409	—

Cash, cash equivalents and restricted cash at end of period	$410,405	$3,409

Change Healthcare LLC

Consolidated Statements of Operations

(unaudited and amounts in thousands, except unit and per unit amounts)

	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Revenue:
Solutions revenue	$786,589	$778,427	$3,074,894	$3,043,111
Postage revenue	56,791	57,912	228,079	238,618

Total revenue	843,380	836,339	3,302,973	3,281,729
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	346,977	347,327	1,345,920	1,354,655
Research and development	53,257	42,637	205,035	202,241
Sales, marketing, general and administrative	175,221	200,470	742,807	821,082
Customer postage	56,791	57,912	228,079	238,618
Depreciation and amortization	89,852	69,917	315,946	278,020
Accretion and changes in estimate with related parties, net	4,627	6,039	14,966	19,329
Tax receivable agreement charge	164,633	—	164,633	—
Gain on sale of business	—	—	—	(111,435)
Impairment of long-lived assets and related costs	504	675	504	675

Total operating expenses	891,862	724,977	3,017,890	2,803,185

Operating income (loss)	(48,482)	111,362	285,083	478,544
Non-operating (income) and expense
Interest expense, net	64,084	83,591	283,745	325,431
Loss on extinguishment of debt	561	—	19,975	—
Contingent consideration	(1,900)	91	(91)	(809)
Other, net	(3,749)	(4,505)	(14,630)	(18,267)

Total non-operating (income) and expense	58,996	79,177	288,999	306,355

Income (loss) before income tax provision (benefit)	(107,478)	32,185	(3,916)	172,189
Income tax provision (benefit)	1,112	(5,530)	1,701	(4,481)

Net income (loss)	$(108,590)	$37,715	$(5,617)	$176,670

Net income (loss) per common unit:
Basic	$(0.34)	$0.15	$(0.02)	$0.70

Diluted	$(0.34)	$0.15	$(0.02)	$0.70

Weighted average common units outstanding:
Basic	319,789,840	251,469,867	302,412,870	251,508,322

Diluted	319,789,840	253,409,601	302,412,870	253,377,778

(1)

Common units of Change Healthcare LLC are equivalent to the weighted average outstanding common shares of Change Healthcare Inc. and, prior to the Merger, membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Change Healthcare LLC

Consolidated Balance Sheets

(unaudited and amounts in thousands)

	March 31, 2020	March 31, 2019
Assets
Current assets:
Cash and cash equivalents	$407,687	$47,718
Restricted cash	—	1,176
Accounts receivable, net of allowance for doubtful accounts	740,105	759,502
Contract assets	132,704	—
Prepaid expenses and other current assets	144,051	172,067

Total current assets	1,424,547	980,463
Property and equipment, net	150,000	197,263
Goodwill	3,288,765	3,284,266
Intangible assets, net	1,192,776	1,320,161
Other noncurrent assets, net	574,078	421,985

Total assets	$6,630,166	$6,204,138

Liabilities and members’ equity
Current liabilities:
Drafts and accounts payable	$68,169	$98,550
Accrued expenses	379,700	316,179
Deferred revenues	439,364	437,636
Due to related parties, net	20,779	34,629
Current portion of long-term debt	278,779	2,789

Total current liabilities	1,186,791	889,783
Long-term debt, excluding current portion	4,762,832	5,787,150
Deferred income tax liabilities	109,144	106,099
Tax receivable agreement obligations to related parties	207,395	212,698
Other long-term liabilities	267,584	113,194
Commitments and contingencies
Members’ equity (deficit)	96,420	(904,786)

Total liabilities and members’ equity	$6,630,166	$6,204,138

Change Healthcare LLC

Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Year Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(5,617)	$176,670
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	315,946	278,020
Amortization of capitalized software developed for sale	14,415	14,673
Accretion and changes in estimate, net	14,966	19,329
Tax receivable agreement charge	164,633	—
Equity compensation	31,808	20,135
Deferred income tax expense (benefit)	(2,613)	(3,774)
Amortization of debt discount and issuance costs	18,807	21,823
Contingent consideration	(91)	(809)
Gain on Sale of the Extended Care Business	—	(111,435)
Loss on extinguishment of debt	19,975	—
Impairment of long-lived assets and related costs	504	675
Other	6,392	(2,340)
Changes in operating assets and liabilities:
Accounts receivable	(1,267)	(61,556)
Contract assets	21,390	—
Prepaid expenses and other	(29,375)	(33,286)
Accounts payable	(16,609)	(2,111)
Accrued expenses and other liabilities	10,929	12,048
Deferred Revenue	32,648	(40,196)
Due to related party, net	(3,532)	(185)

Net cash provided by (used in) operating activities	593,309	287,681

Cash flows from investing activities:
Capitalized expenditures	(258,576)	(246,986)
Proceeds from Sale of the Extended Care Business	—	159,871
Payments for acquisitions, net of cash acquired	(18,994)	—
Proceeds from sale of real estate	29,837	—
Investments in businesses	—	(15,500)
Other	(2)	(3,068)

Net cash provided by (used in) investing activities	(247,735)	(105,683)

Cash flows from financing activities:
Proceeds from Change Healthcare Inc. initial public offering	608,679	—
Proceeds from forward purchase contract with Change Healthcare Inc.	232,929	—
Proceeds from debt issued to Change Healthcare Inc.	47,367	—
Proceeds from Revolving Facility	250,000	—
Capital contribution from Members from exercise of equity awards	6,256	205
(Advances to) and refunds from Members	5,531	2,636
Receipts (payments) on derivative instruments	935	5,776
Payments on Term Loan Facility	(1,087,750)	(153,000)
Payments under tax receivable agreements with related parties	(27,227)	(25,096)
Payments of third party initial public offering and loan costs	(8,555)	—
Payment of debt issued to Change Healthcare Inc.	(7,332)	—
Payments of deferred financing obligations	(6,593)	(3,432)
Repurchase of equity awards	—	(7,425)
Payment of working capital settlement to related party	—	—
Payment of data sublicense obligation	—	—
Settlement of Legacy CHC equity awards	—	—
Other	—	(1,758)

Net cash provided by (used in) financing activities	14,240	(182,094)

Effect of exchange rate changes on cash and cash equivalents	(1,021)	(1,021)

Net increase (decrease) in cash, cash equivalents and restricted cash	358,793	(1,117)
Cash, cash equivalents and restricted cash at beginning of period	48,894	50,011

Cash, cash equivalents and restricted cash at end of period	$407,687	$48,894

Change Healthcare LLC

Reconciliation of Net Income (Loss) to Adjusted EBITDA – Quarter End

(unaudited and amounts in thousands)

	Three Months Ended March 31,
	2020			2019
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Net income (loss)	$(108,590)	$554	$(108,036)	$37,715
Net interest expense	64,084	—	64,084	83,591
Income tax provision (benefit)	1,112	4,342	5,454	(5,530)
Depreciation and amortization	89,852	—	89,852	69,917
Amortization of capitalized software developed for sale	3,959	—	3,959	3,793

EBITDA	50,417	4,896	55,313	189,486
Adjustments to EBITDA:
Equity compensation	6,893	—	6,893	3,757
Acquisition accounting adjustments	522	—	522	341
Acquisition and divestiture-related costs	1,664	—	1,664	1,559
Integration and related costs	15,132	—	15,132	34,728
Strategic initiatives, duplicative and transition costs	8,991	—	8,991	8,325
Severance costs	7,824	—	7,824	3,339
Costs related to recently issued accounting standards	—	—	—	1,022
Accretion and changes in estimate with related parties, net	4,627	—	4,627	6,039
Tax receivable agreement	164,633		164,633	—
Management fees and related costs	2,647	—	2,647	2,607
Impairment of long-lived assets and other	1,347	—	1,347	463
Gain on sale of business	—	—	—	—
Contingent consideration	(1,900)	—	(1,900)	91
Loss on Extinguishment of Debt	560	—	560	—
Other non-routine, net	1,002	—	1,002	5,423

EBITDA Adjustments	213,942	—	213,942	67,694

Adjusted EBITDA	$264,359	$4,896	$269,255	$257,180

Change Healthcare LLC

Reconciliation of Net Income (Loss) to Adjusted EBITDA – Year End

(unaudited and amounts in thousands)

	Year Ended March 31,
	2020			2019
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Net income (loss)	$(5,617)	$(22,633)	$(28,250)	$176,670
Net interest expense	283,745	—	283,745	325,431
Income tax provision (benefit)	1,701	1,989	3,690	(4,481)
Depreciation and amortization	315,946	—	315,946	278,020
Amortization of capitalized software developed for sale	14,415	—	14,415	14,673

EBITDA	610,190	(20,644)	589,546	790,313
Adjustments to EBITDA:
Equity compensation	31,808	—	31,808	20,135
Acquisition accounting adjustments	1,889	—	1,889	3,532
Acquisition and divestiture-related costs	4,217	—	4,217	13,076
Integration and related costs	82,108	—	82,108	114,533
Strategic initiatives, duplicative and transition costs	23,325	—	23,325	27,339
Severance costs	22,113	—	22,113	17,666
Costs related to recently issued accounting standards	—	—	—	8,265
Accretion and changes in estimate with related parties, net	14,966	—	14,966	19,329
Tax receivable agreement	164,633	—	164,633	—
Management fees and related costs	10,355	—	10,355	10,490
Impairment of long-lived assets and other	72	—	72	4,205
Gain on sale of business	—	—	—	(111,435)
Contingent consideration	(91)	—	(91)	(809)
Loss on Extinguishment of Debt	19,975	—	19,975	—
Other non-routine, net	10,172	—	10,172	18,359

EBITDA Adjustments	385,542	—	385,542	144,685

Adjusted EBITDA	$995,732	$(20,644)	$975,088	$934,998

Change Healthcare LLC

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(unaudited and amounts in thousands)

	Three Months Ended March 31,
	2020			2019
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Net income (loss)	$(108,590)	$554	$(108,036)	$37,715
Amortization expense resulting from acquisition method adjustments	35,251	—	35,251	36,273
EBITDA Adjustments	213,942	—	213,942	67,694
Tax effect of EBITDA Adjustments and amortization expense	(7,417)	—	(7,417)	(15,878)

Adjusted Net Income	$133,186	$554	$133,740	$125,804

Adjusted net income (loss) per diluted unit	$0.42		$0.42	$0.50

	Year Ended March 31,
	2020			2019
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Net income (loss)	$(5,617)	$(22,633)	$(28,250)	$176,670
Amortization expense resulting from acquisition method adjustments	139,875	—	139,875	146,549
EBITDA Adjustments	385,542	—	385,542	144,685
Tax effect of EBITDA Adjustments and amortization expense	(52,168)	—	(52,168)	(57,953)

Adjusted Net Income	$467,632	$(22,633)	$444,999	$409,951

Adjusted net income (loss) per diluted unit (1)	$1.55		$1.47	$1.62

(1)

Common units of Change Healthcare LLC are equivalent to the weighted average outstanding common shares of Change Healthcare Inc. and, prior to the Merger, membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Change Healthcare LLC

Segment Results

(unaudited and amounts in thousands)

	Three Months Ended March 31,				Year Ended March 31,
	2020			2019	2020			2019
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Segment revenue
Software and Analytics	$418,658	$12,341	$430,999	$419,125	$1,612,799	$2,401	$1,615,200	$1,579,023
Network Solutions	152,163	—	152,163	140,093	588,749	—	588,749	556,525
Technology-Enabled Services	242,444	(1,692)	240,752	243,995	978,684	665	979,349	1,005,377
Corporate and Eliminations	30,115	—	30,115	33,126	122,741	—	122,741	140,804

Net revenue	$843,380	$10,649	$854,029	$836,339	$3,302,973	$3,066	$3,306,039	$3,281,729

Segment Adjusted EBITDA
Software and Analytics	$172,717	$8,574	$181,291	$177,454	$663,016	$(14,287)	$648,729	$610,313
Network Solutions	89,323	(496)	88,827	83,439	353,486	(1,899)	351,587	337,360
Technology-Enabled Services	47,141	(2,770)	44,371	42,695	175,116	(2,998)	172,118	175,953
Corporate and Eliminations	(44,821)	(441)	(45,262)	(46,408)	(195,886)	(1,460)	(197,346)	(188,628)

Total Adjusted EBITDA	$264,360	$4,867	$269,227	$257,180	$995,732	$(20,644)	$975,088	$934,998

(1)

Revenue for the Corporate and Eliminations segment includes postage revenue of $56,791 and $57,912 for the three months ended March 31, 2020 and 2019, respectively, and $228,079 and $238,618 for the years ended March 31, 2020 and 2019, respectively.

Change Healthcare LLC

Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow and

Adjusted Free Cash Flow

(unaudited and amounts in thousands)

	Year Ended March 31,
	2020	2019
Cash provided by (used in) operating activities (1)	$593,309	$287,681
Capital expenditures	(258,576)	(246,986)

Free Cash Flow	334,733	40,695
Adjustments to Free Cash Flow (2):
Integration and related costs	82,108	114,533
Strategic initiatives, duplicative and transition costs	23,325	27,339
Severance costs	22,113	17,666
Costs related to recently issued accounting standards	—	8,265
Integration capital expenditures	19,254	83,752

Adjusted Free Cash Flow	$481,533	$292,250

(1)	Includes cash provided by pass-thru funds of $21.7 million and $3.0 million for the years ended March 31, 2020 and 2019, respectively.
(2)	All operating costs and integrational capital expenditures are presented on an as-incurred basis.

Change Healthcare LLC

Consolidated Statements of Operations – Quarter End

Reconciliation of the Impacts from the Adoption of the New Revenue Recognition Standard

(unaudited and amounts in thousands, except unit and per unit amounts)

	Three Months Ended March 31,
	2020			2019
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Revenue:
Solutions revenue	$786,589	$10,649	$797,238	$778,427
Postage revenue	56,791	—	56,791	57,912

Total revenue	843,380	10,649	854,029	836,339
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	346,978	239	347,217	347,327
Research and development	53,257	—	53,171	42,637
Sales, marketing, general and administrative	175,221	5,514	180,821	200,470
Customer postage	56,791	—	56,791	57,912
Depreciation and amortization	89,851	—	89,851	69,917
Accretion and changes in estimate with related parties, net	4,627	—	4,627	6,039
Tax receivable agreement charge	164,633	—	164,633	—
Gain on sale of business	—	—	—	—
Impairment of long-lived assets and related costs	504	—	504	675

Total operating expenses	891,862	5,753	897,615	724,977

Operating income (loss)	(48,482)	4,896	(43,586)	111,362
Non-operating (income) and expense
Interest expense, net	64,084	—	64,084	83,591
Loss on extinguishment of debt	561	—	561	—
Contingent consideration	(1,900)	—	(1,900)	91
Other, net	(3,749)	—	(3,749)	(4,505)

Total non-operating (income) and expense	58,996	—	58,996	79,177

Income (loss) before income tax provision (benefit)	(107,478)	4,896	(102,582)	32,185
Income tax provision (benefit)	1,112	4,342	5,454	(5,530)

Net income (loss)	$(108,590)	$554	$(108,036)	$37,715

Net income (loss) per common unit:
Basic	$(0.34)	$0.00	$(0.34)	$0.15

Diluted	$(0.34)	$0.00	$(0.34)	$0.15

Weighted average common units outstanding:
Basic	319,787,840	319,787,840	319,787,840	251,469,867
Diluted	319,787,840	319,787,840	319,787,840	253,409,601

Change Healthcare LLC

Consolidated Statements of Operations – Year End

Reconciliation of the Impacts from the Adoption of the New Revenue Recognition Standard

(unaudited and amounts in thousands, except unit and per unit amounts)

	Year Ended March 31,
	2020			2019
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Revenue:
Solutions revenue	$3,074,894	$3,066	$3,077,960	$3,043,111
Postage revenue	228,079	—	228,079	238,618

Total revenue	3,302,973	3,066	3,306,039	3,281,729
Operating expenses:

Cost of operations (exclusive of depreciation and amortization below)	1,345,920	3,282	1,349,202	1,354,655
Research and development	205,035	—	205,035	202,241
Sales, marketing, general and administrative	742,807	20,428	763,235	821,082
Customer postage	228,079	—	228,079	238,618
Depreciation and amortization	315,946	—	315,946	278,020
Accretion and changes in estimate with related parties, net	14,966	—	14,966	19,329
Tax receivable agreement charge	164,633	—	164,633	—
Gain on sale of business	—	—	—	(111,435)
Impairment of long-lived assets and related costs	504	—	504	675

Total operating expenses	3,017,890	23,710	3,041,600	2,803,185

Operating income (loss)	285,083	(20,644)	264,439	478,544
Non-operating (income) and expense
Interest expense, net	283,745	—	283,745	325,431
Loss on extinguishment of debt	19,975	—	19,975	—
Contingent consideration	(91)	—	(91)	(809)
Other, net	(14,630)	—	(14,630)	(18,267)

Total non-operating (income) and expense	288,999	—	288,999	306,355

Income (loss) before income tax provision (benefit)	(3,916)	(20,644)	(24,560)	172,189
Income tax provision (benefit)	1,701	1,989	3,690	(4,481)

Net income (loss)	$(5,617)	$(22,633)	$(28,250)	$176,670

Net income (loss) per common unit:
Basic	$(0.02)	$(0.07)	$(0.09)	$0.70

Diluted	$(0.02)	$(0.07)	$(0.09)	$0.70

Weighted average common units outstanding:
Basic	302,412,870	302,412,870	302,412,870	251,508,322
Diluted	302,412,870	302,412,870	302,412,870	253,377,778

(1)

Common units of Change Healthcare LLC are equivalent to the weighted average outstanding common shares of Change Healthcare Inc. and, prior to the Merger, membership interests of Change Healthcare LLC held by subsidiaries of McKesson.

Change Healthcare LLC

Consolidated Balance Sheets

Reconciliation of the Impacts from the Adoption of the New Revenue Recognition Standard

(unaudited and amounts in thousands)

	March 31, 2020			March 31, 2019
	As Reported	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Assets
Current assets:
Cash and cash equivalents	$407,687	$—	$407,687	$47,718
Restricted cash	—	—	—	1,176
Accounts receivable, net of allowance for doubtful accounts	740,105	21,822	761,927	759,502
Contract assets	132,704	(132,704)	—	—
Prepaid expenses and other current assets	144,051	19,616	163,667	172,067

Total current assets	1,424,547	(91,266)	1,333,281	980,463
Property and equipment, net	150,000	—	150,000	197,263
Goodwill	3,288,765	—	3,288,765	3,284,266
Intangible assets, net	1,192,776	—	1,192,776	1,320,161
Other noncurrent assets, net	574,078	(52,889)	521,189	421,985

Total assets	$6,630,166	$(144,155)	$6,486,011	$6,204,138

Liabilities and members’ equity (deficit)
Current liabilities:
Drafts and accounts payable	$68,169	$—	$68,169	$98,550
Accrued expenses	379,700	—	379,700	316,179
Deferred revenues	439,364	38,043	477,407	437,636
Due to related parties, net	20,779	—	20,779	34,629
Current portion of long-term debt	278,779	—	278,779	2,789

Total current liabilities	1,186,791	38,043	1,224,834	889,783
Long-term debt, excluding current portion	4,762,832	—	4,762,832	5,787,150
Deferred income tax liabilities	109,144	—	109,144	106,099
Tax receivable agreement obligations to related parties	207,395	—	207,395	212,698
Other long-term liabilities	267,584	438	268,022	113,194
Commitments and contingencies
Members’ equity (deficit)	96,420	(182,636)	(86,216)	(904,786)

Total liabilities and members’ equity (deficit)	$6,630,166	$(144,155)	$6,486,011	$6,204,138